Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
2440 Mall Drive – Charleston, S.C. 29406
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Senior Vice President/Investor Relations and Corporate Secretary
(843) 529.5931 / (843) 729.7005
dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
DECLARATION OF DIVIDEND

Charleston, South Carolina (November 1, 2010) – First Financial Holdings, Inc. (NASDAQ GSM: FFCH) announced today that its Board of Directors has declared a regular quarterly cash dividend of 5 cents per share.  The dividend is payable November 26, 2010, to stockholders of record as of November 12, 2010.

Commenting on the announcement, R. Wayne Hall, President and Chief Executive Officer, said, “We recognize the importance of the dividend to our shareholders.  Each quarter, our board of directors carefully evaluates the level of our dividend.  Given the continuing need to preserve capital through an economic recovery, we believe this modest dividend is appropriate at this time.”

First Federal operates 66 financial centers located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender counties in coastal North Carolina offering banking, trust and pension administration services.  The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.

For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Dorothy B. Wright, Senior Vice President-Investor Relations and Corporate Secretary, (843) 529-5931 or (843) 729-7005.